*** CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT (INDICATED BY ASTERISKS) HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER 17 C.F.R. SECTIONS 200.80(b)(4) AND 240.24b-2.

Exhibit 10.79

SETTLEMENT AGREEMENT

               This Settlement Agreement (“Agreement”) is entered into between Gen-Probe Incorporated (“Gen-Probe”) and Vysis, Inc. (“Vysis”), a wholly-owned subsidiary of Abbott Laboratories, as of September 17, 2004 (the “Effective Date”).

               WHEREAS, Gen-Probe filed a Complaint in an action entitled Gen-Probe Incorporated v. Vysis, Inc., Case No. 99 CV 2668 H(AJB), in the United States District Court for the Southern District of California, which the Court dismissed without prejudice on July 13, 2004 for lack of subject matter jurisdiction (“Action I”);

               WHEREAS, Gen-Probe filed a Complaint in an action entitled Gen-Probe Incorporated v. Vysis, Inc., Case No. 02 CV 1076 H(AJB), in the United States District Court for the Southern District of California, which Gen-Probe voluntarily dismissed without prejudice on March 13, 2003 (“Action II”);

               WHEREAS, Gen-Probe filed a Complaint in an action entitled Gen-Probe Incorporated v. Vysis, Inc., Case No. GIC794835, in the Superior Court of the State of California, County of San Diego, which Gen-Probe voluntarily dismissed without prejudice on March 11, 2004 (“Action III”);

               WHEREAS, Gen-Probe filed a Complaint in an action entitled Gen-Probe Incorporated v. Vysis, Inc., Case No. 02 CV 2081 H(AJB), in the United States District Court for the Southern District of California, which Gen-Probe voluntarily dismissed without prejudice on July 13, 2004 (“Action IV”) (Action I, Action II, Action III, and Action IV are collectively referred to herein as “the Actions”);

               WHEREAS, while expressly denying and disclaiming any liability or wrongdoing whatsoever, the parties desire to avoid the risks and expenses of the litigation, and, upon full satisfaction of the terms of this Agreement, to settle, once and forever, all of the disputes between Gen-Probe and Vysis relating to or arising out of the Actions;

               NOW, THEREFORE, for and in consideration of the mutual promises and undertakings herein set forth, the parties agree as follows:

               1. Amendment to License Agreement.

     (a) Gen-Probe and Vysis agree to amend the Nonexclusive License Agreement Under Vysis’ Collins Patents dated June 22, 1999 (“Collins License”), a copy of which is attached hereto as Exhibit A, by, concurrently with the execution of this Agreement, entering into the Amendment to Nonexclusive License Agreement Under Vysis’ Collins Patents in the form attached hereto as Exhibit B and incorporated herein by this reference as though set forth in full (the “Amendment”). Capitalized terms used but not otherwise defined herein shall have the meanings provided in the Collins License.

     (b) Contemporaneous with the full execution of this Agreement and the Amendment, Gen-Probe’s counsel will deliver to Vysis’s counsel a non-refundable check, payable to Vysis, in the amount of $22,500,000, which shall be allocated as follows: (i) $20,500,000 shall be allocated for a fully paid-up, royalty free license for use in the field of [...***...] (“Current Field License”), which becomes effective on [...***...] and shall extend until the date of expiration of the last to expire of the Collins Patents; and (ii) $2,000,000 shall be allocated for a fully paid-up, royalty free license for use in all additional fields beyond [...***...] (“Expanded Field License”), which becomes effective on [...***...] and shall extend until the date of expiration of the last to expire of the Collins Patents.

               2. Dismissal of Actions. Contemporaneous with the full execution of this Agreement and the Amendment, Gen-Probe and Vysis will execute and deliver to each other’s counsel the Joint Stipulations Dismissing the Actions With Prejudice in the form(s) attached

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hereto as Exhibit C. Gen-Probe’s counsel shall cause the Joint Stipulations Dismissing the Actions With Prejudice to be filed with the proper courts within ten (10) days after receipt of Vysis’s executed forms. Gen-Probe and Vysis hereby agree that each party shall bear its own attorneys’ fees, costs, and expenses, whether taxable or otherwise incurred in, arising out of, or in any way related to the Actions, including any appeals therefrom. Gen-Probe further agrees that it shall provide no assistance or cooperation of any sort whatsoever to any person or persons who brings or contemplates bringing any claim, cause of action, or proceeding of any nature challenging the validity of the Collins Patents.

               3. Releases.

     (a) Gen-Probe, on behalf of itself, its parent and subsidiary corporations and/or successors, affiliates, assigns, partners, employees (whether or not still employed), agents, officers, stockholders, attorneys, and insurers, the GEN-PROBE/CHIRON ALLIANCE and the GEN-PROBE/BAYER ALLIANCE hereby releases, acquits, and forever discharges Vysis and its parent and subsidiary corporations and/or successors, affiliates, assigns, partners, employees (whether or not still employed), agents, officers, stockholders, attorneys, and insurers, from any claims, expenses (including court costs and attorney’s fees), debts, demands, costs, contracts, liabilities, obligations, actions, and causes of action of every nature, whether known or unknown, suspected or unsuspected, whether in law or equity, which they had or have or may claim to have or have had against the other by reason of any and all matters from the beginning of time up to and including the Effective Date of this Agreement, arising out of or related to the subject matter of the Collins License or the facts or matters alleged in the Actions. Notwithstanding the foregoing or any other provision of this Agreement to the contrary, Vysis acknowledges that Gen-Probe does not have the right, power or authority to give any release of claims, expenses (including court costs and attorney’s fees), debts, demands, costs, contracts, liabilities, obligations, actions, or causes of action on behalf of CHIRON or BAYER separate from the GEN-PROBE/CHIRON ALLIANCE and the GEN-PROBE/BAYER ALLIANCE, respectively. These releases shall not be construed to apply to any claim with respect to any patent other than the patents licensed in the Collins License.

     (b) Vysis, on behalf of itself and its parent and subsidiary corporations and/or successors, affiliates, assigns, partners, employees (whether or not still employed), agents, officers, stockholders, attorneys, and insurers, hereby releases, acquits, and forever discharges Gen-Probe, its parent and subsidiary corporations and/or successors, affiliates, assigns, partners, employees (whether or not still employed), agents, officers, stockholders, attorneys, insurers, and the GEN-PROBE/CHIRON ALLIANCE and the GEN-PROBE/BAYER ALLIANCE from any claims, expenses (including court costs and attorney’s fees), debts, demands, costs, contracts, liabilities, obligations, actions, and causes of action of every nature, whether known or unknown, suspected or unsuspected, whether in law or equity, which they had or have or may claim to have or have had against the other by reason of any and all matters from the beginning of time up to and including the Effective Date of this Agreement, arising out of or related to the subject matter of the Collins License or the facts or matters alleged in the Actions. These releases shall not be construed to apply to any claim with respect to any patent other than the patents licensed in the Collins License. Notwithstanding the foregoing or any other provision of this Agreement to the contrary, Gen-Probe acknowledges that Vysis does not release CHIRON or BAYER of any claims, expenses (including court costs and attorney’s fees), debts, demands, costs, contracts, liabilities, obligations, actions, or causes of action separate from the GEN-PROBE/CHIRON ALLIANCE and the GEN-PROBE/BAYER ALLIANCE.

               4. No Admission of Liability. This Agreement effects the settlement of disputes which are denied and contested, and nothing contained herein shall be construed as an admission by either of the parties of any liability of any kind with respect thereto, all such liability being expressly denied.

               5. No Assignment of Rights. Each party represents and warrants that it has not assigned or in any way conveyed, transferred or encumbered all or any portion of the claims or rights released in this Agreement.

               6. Full Understanding of Agreement. Each party represents and warrants that it has discussed this Agreement with its attorney, that it has carefully read and fully understands all of the provisions of this Agreement, and that it is entering into this Agreement voluntarily.

               7. Sole Agreement. This Agreement is the only, sole, entire and complete agreement of the parties relating in any way to the subject matter hereof, other than the Collins License, as amended by the Amendment. No statements, promises or representations have been made by either of the parties to the other, and no consideration has been offered, promised, expected or held out, other than as expressly provided herein or in the Collins License, as amended by the Amendment.

               8. Counterparts. This Agreement may be executed and delivered in two or more counterparts, each of which when so executed and delivered shall be the original, but such counterparts together shall constitute but one and the same instrument.

               9. Successors. This Agreement shall be binding upon each of the parties, and its respective representative, administrators, successors and assigns.

               10. Authority. By execution hereof, each signer represents that he has the requisite authority to enter into this Agreement and to bind his respective party.

               11. Section 1542. Each party understands and expressly waives any rights or benefits available under Section 1542 of the Civil Code of California and/or any similar law or common law principle of similar effect of any state or territory of the United States. Section 1542 provides:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.”

               12. Non-Reliance. Except as otherwise provided herein, each party fully understands that if the facts with respect to which this Agreement is executed be found hereafter to be different from the facts now believed to be true, it expressly accepts and assumes the risk of such possible difference in facts and agrees that this Agreement shall be and remain effective notwithstanding such difference in facts.

               13. Non-Disparagement. In relation to the Actions, the parties agree not to disparage each other or their respective agents, attorneys, employees, partners, shareholders, predecessors, successors, assigns, parents, subsidiaries and affiliates in any manner likely to be harmful to them or their business, business reputation or personal reputation; provided that the parties shall respond accurately and fully to any question, inquiry or request for information when required by legal process.

               14. Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, excluding its conflicts of laws provisions. This Agreement and its construction are further subject to the continuing jurisdiction of the United States District Court for the Southern District of California. The parties agree that venue of any action to enforce or interpret any provision of this Agreement shall lie exclusively with the United States District Court for the Southern District of California.

               15. Drafting. This Agreement shall be interpreted and construed neutrally in accordance with the plain meaning of the language contained herein and shall not be presumptively construed against any party that drafted the language in question. Titles and paragraphs are inserted solely for convenience and do not affect the construction of any provision of this Agreement.

               16. Severability. If a court of competent jurisdiction determines that any term or provision of this Agreement is invalid or unenforceable, in whole or in part, then the remaining terms and provisions hereof shall be unimpaired. Such court will have the authority to modify or replace the invalid or unenforceable term or provision with a valid and enforceable term or provision that most accurately represents the parties’ intention with respect to the invalid or unenforceable term or provision.

               17. Confidentiality. The parties agree to keep the terms of this Agreement and the license and Amendment strictly confidential and agree not to disclosure such information to any other person or entity; provided that, however, either party may disclose such information to its accountants and attorneys or where such disclosure is required to comply with legal process or other legal reporting requirements.

               IN WITNESS WHEREOF, the parties have executed this Agreement on the dates written below.

DATED: September 17, 2004	GEN-PROBE INCORPORATED

	By	/s/ Henry L. Nordhoff

Its President and CEO

DATED: September 20, 2004	VYSIS, INC.

	By	[Signature Illegible]

Its President

DATED: September 20, 2004	ABBOTT LABORATORIES

	By	[Signature Illegible]

Its Corporate Vice President

APPROVED AS TO FORM AND CONTENT:

DATED: September 17, 2004	COOLEY GODWARD LLP

	By	/s/ Stephen P. Swinton

STEPHEN P. SWINTON
Counsel for Gen-Probe Incorporated

DATED: September 20, 2004	MUNGER, TOLLES & OLSON LLP

	By	/s/ Jeffrey I. Weinberger

JEFFREY I. WEINBERGER
Counsel for Vysis, Inc. and Abbott Laboratories

Exhibit A

Collins License

NONEXCLUSIVE LICENSE AGREEMENT
UNDER VYSIS’ COLLINS PATENTS

               This Nonexclusive License Agreement (the “Agreement”) is made and is effective the 22nd day of June, 1999 by and between Gen-Probe Incorporated (“GEN-PROBE”), a Delaware corporation having its principal place of business in San Diego, CA and Vysis, Inc. (“VYSIS”), a Delaware corporation having its principal place of business in Downers Grove, IL;

               Witnesseth:

Recitals

               Whereas, certain inventions generally characterized as Target and Background Capture Methods and Apparatus for Affinity Assays and Target and Background Capture Methods with Amplification for Affinity Assays are disclosed and claimed in United States Patents No. 5,780,224 and No. 5,750,338 by Collins and Collins, et al., respectively, and foreign counterparts thereto and other patents and applications claiming priority therefrom (the “Collins Patents”);

               Whereas, GEN-PROBE and VYSIS are engaged in litigation unrelated to VYSIS’ Collins Patents and which litigation involves BP Amoco Corporation (“BP AMOCO”), an Indiana Corporation having its principal place of business in Chicago, IL;

               Whereas, GEN-PROBE has previously entered into alliances with Chiron Corporation (“CHIRON”) for blood screening, with Bayer Corporation (“BAYER”) for infectious diseases and with bioMerieux Vitek S.A. (“BIOMERIEUX”) for infectious diseases;

               Whereas, in partial fulfillment of a settlement of the litigation between GEN-PROBE and VYSIS, GEN-PROBE desires to obtain certain license and rights under the Collins Patents for itself and certain options on behalf of its alliances with CHIRON, BAYER and BIOMERIEUX, and VYSIS desires and is able to grant certain license and rights to GEN-PROBE for itself and options on behalf of its alliances;

               GEN-PROBE and VYSIS agree hereto as follows:

1.	DEFINITIONS

1.1	The term Collins Patents shall mean United States Patents No. 5,780,224, No. 5,750,338 and No. 5,457,025 by Collins, Collins, et al., and Collins et al. respectively, and foreign counterparts thereto, continuations, divisionals, reissues, and reexaminations thereof and other patents and applications claiming priority therefrom. A Schedule Of Collins Patents is attached as Exhibit 1 hereto and incorporated herein by reference.

1.2	The term Licensed Method shall mean any method, the use or practice of which would constitute, but for the license granted herein, an infringement of any issued, Valid Claim within the Collins Patents.

1.3	The term Valid Claim shall mean an issued claim of a Collins Patent which has not been ruled invalid by a court or an administrative agency of competent jurisdiction from which all appeals have been exhausted.

1.4	The term Licensed Product shall mean any of the following:

(a)	Any product specifically intended for use in practicing a Licensed Method;

(b)	Any product which lacks substantial use other than in practicing a Licensed Method; and

(c)	Any product, the making, using, selling, offering for sale or importing of which, would constitute, but for the license granted herein, an infringement of any issued, Valid Claim within the Collins Patents.

1.5	The term GEN-PROBE/CHIRON ALLIANCE shall mean the current alliance for blood screening entered into by GEN-PROBE and CHIRON by agreement dated June 11, 1998. In the event that CHIRON assigns substantially all of its rights and obligations under this blood screening alliance agreement to another party, the alliance with such party shall assume the rights and obligations of CHIRON with respect to the GEN-PROBE/CHIRON ALLIANCE.

1.6	The term GEN-PROBE/BAYER ALLIANCE shall mean the current alliance for clinical diagnostics entered into by GEN-PROBE and CHIRON by agreement dated June 11, 1998. CHIRON has assigned its rights and obligations under the clinical diagnostics alliance agreement to Bayer. In the event that BAYER assigns substantially all of its rights and obligations under the clinical diagnostics alliance agreement to another party, the alliance with such party shall assume the rights and obligations of BAYER with respect to the GEN-PROBE/ BAYER ALLIANCE.

1.7	The term End User Net Commercial Sales shall mean the total of the gross invoice prices received by GEN-PROBE and any other Collins Licensee from end users for Licensed Products or Licensed Methods less the sum of the following actual and customary deductions where applicable: cash, trade, or quantity discounts; sales, use, tariff, import/export duties or other excise taxes imposed upon particular sales; transportation charges and allowances or credits to customers because of rejections or returns. In the event Licensed Products or Licensed Methods are sold to end users through distributors, the gross invoice price received by the distributors will be used to determine End User Net Commercial Sales. Notwithstanding the foregoing, End User Net Commercial Sales shall not include products transferred for purposes of a clinical trial by GEN-PROBE, the GEN-PROBE/CHIRON ALLIANCE, and the GEN-PROBE/BAYER ALLIANCE and the use of such products for clinical trials will not be royalty bearing.

1.8	The term Collins Licensee shall refer to a recipient of license and rights under the Collins Patents granted hereunder as applicable.

1.9	The term GEN-PROBE Core Licensee shall mean a third party to whom Gen-Probe grants a royalty-bearing license in the field of infectious disease nucleic acid testing under substantial patented core technology of Gen-Probe (a “Gen-Probe Core

Technology License’), including, by way of example and not of limitation, Transcription Mediated Amplification.

2.	GRANTS

2.1	Subject to the terms and conditions of this Agreement, VYSIS hereby grants to GEN-PROBE a worldwide, royalty-bearing, nonexclusive license without the right to sublicense, to make, use, sell, offer for sale, or import Licensed Products and practice Licensed Methods under the Collins Patents for use in the field of infectious disease nucleic acid testing.

2.2	The right to sell Licensed Products granted in Paragraph 2.1 shall extend to distributors of GEN-PROBE relative to their distribution of Licensed Products from GEN-PROBE with no additional obligation by the distributors to pay royalties.

2.3	Except as otherwise provided herein, the licenses granted in paragraph 2.1 shall extend from June 22, 1999 until the date of expiration of the last to expire of the Collins Patents.

2.4	Subject to the terms and conditions of this Agreement, VYSIS hereby agrees to grant the following options to the following third parties:

(a)	For a period of six (6) months following June 22, 1999, VYSIS will grant to the GEN-PROBE/CHIRON ALLIANCE an option for a license under the Collins Patents. The terms of the license will be the same terms granted to GEN-PROBE herein, except that such terms [...***...] as provided herein and the license will be granted solely for purposes of the blood screening aspects of the GEN-PROBE/CHIRON ALLIANCE.

(b)	For a period of six (6) months following June 22, 1999, VYSIS will grant to the GEN-PROBE/BAYER ALLIANCE an option for a license under the Collins Patents. The terms of the license will be the same terms granted to GEN-PROBE herein, except that such terms [...***...] as provided herein and the license will be granted solely for purposes of infectious diseases aspects of the GEN-PROBE/BAYER ALLIANCE with the exception of blood screening.

(c)	For a period of twelve (12) months following June 22, 1999, VYSIS will grant to BIOMERIEUX and its subsidiaries an option for a license under the Collins Patents at terms similar to the terms granted to GEN-PROBE herein (such terms shall include a license issue fee of [...***...] and running royalty similar to the royalty provided herein).

(d)	For a period of six (6) months following the grant by GEN-PROBE of a Gen-Probe Core Technology License in a field of infectious disease nucleic acid testing to a GEN-PROBE Core Licensee, VYSIS will grant to the GEN-PROBE Core Licensee an option to a license under the Collins Patents in the same field of infectious disease nucleic acid testing. The license under the Collins Patents shall be at [...***...] (excluding the terms granted to GEN-PROBE, the GEN-PROBE/CHIRON

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ALLIANCE, the GEN-PROBE/ BAYER ALLIANCE and BIOMERIEUX pursuant to this Agreement) and include a [...***...] herein relative to such other comparable Collins Licensees.

2.5	For all purposes of this Agreement, each license granted pursuant to paragraph 2.4 herein shall be regarded as a separate license under the Collins Patents and each corresponding licensee will be regarded as a separate licensee under the Collins Patents.

3.	ROYALTIES AND PAYMENTS

3.1	GEN-PROBE agrees for itself and on behalf of the GEN-PROBE/CHIRON ALLIANCE and the GEN-PROBE/BAYER ALLIANCE receiving licenses as provided in Paragraph 2.1 to make the following payments for the licenses received hereunder:

(a)	A one-time license issue fee of [...***...] to be paid consistent with the payment provision of Paragraph 27 of the Definitive Agreement and Release executed concurrently with this Agreement by the parties hereto.

(b)	A running royalty of [...***...] of End User Net Commercial Sales of Licensed Products (the parties agree that a single royalty rate of [...***...] of End User Net Commercial Sales will apply as an aggregate rate in the event that one or more Collins Patents apply to any End User Net Commercial Sales of Licensed Products);

3.2	Running royalties accruing to VYSIS hereunder shall be paid to VYSIS by each Collins Licensee as applicable on a calendar quarterly basis for each quarter ending:

(a)	March 31;

(b)	June 30;

(c)	September 30; and

(d)	December 31

3.3	Royalty payments accruing hereunder shall be paid within sixty (60) days of the close of each calendar quarter.

3.4	All monies due VYSIS shall be payable in United States Dollars collectible at par in Chicago, Illinois. When Licensed Products and Licensed Methods are sold for monies other than United States Dollars, the earned royalties will first be determined in the foreign currency of the country in which the Licensed Products and Licensed Methods were sold and then converted into equivalent United States Dollars. The applicable exchange rate will be that established by the Bank of America in New York, New York on the last day of the reporting period and will be quoted in the Continental terms method of quoting exchange rates (local currency per U.S. dollar).

3.5	In the event that any Collins Licensee is required to withhold taxes imposed upon VYSIS for any payment under this Agreement by virtue of the laws or governmental regulations

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of a country in which Licensed Products are sold or Licensed Methods are practiced, then such payments will be made by such Collins Licensee on behalf of VYSIS by deducting from the payment due VYSIS and remitting such taxes to the proper authorities on a timely basis and the payments provided for under this Agreement will be adjusted appropriately provided that the Collins Licensee supplies VYSIS with official documentation and/or tax receipt on such withholdings supporting such taxes and such payments as may be required by VYSIS for its tax records. The Collins Licensee shall be responsible for all bank transfer charges.

3.6	In the event royalty payments or fees due hereunder are not received by VYSIS when due, the applicable Collins Licensee shall pay to VYSIS interest charges at a rate of one percent (1%) per month. The interest shall be calculated from the date the payment or fee was due to VYSIS until actually received by VYSIS.

3.7	Royalties paid hereunder shall be accompanied by a report of the following:

(a)	Gross sales and End User Net Commercial Sales of Licensed Products and Licensed Methods by the reporting Collins Licensee in the preceding calendar quarter;

(b)	The number of each type of Licensed Product sold and Licensed Method performed;

(c)	The royalties, in U.S. dollars, payable hereunder as a result of such sales;

(d)	The method used to calculate the royalty; and

(e)	The exchange rate used to calculate the royalty in U.S. dollars.

All reports submitted hereunder shall be confidential. VYSIS will use the reports only for the purpose of monitoring payment of royalties. Except as required by law, VYSIS will not disclose any report or the information contained in any report to any third party. If VYSIS believes that disclosure is warranted by law or circumstances, it shall first give the appropriate Collins Licensee notice and an opportunity to object. VYSIS shall take reasonable steps to minimize the extent of any proper disclosure made after notice and opportunity to object are provided to the appropriate Collins Licensee.

3.8	If, after a Collins Licensee has made its first commercial sale of License Products or Licensed Method, no sale of Licensed Products or Licensed Method has been made during any particular quarterly reporting period, the Collins Licensee shall submit a report indicating that no sale was made in the period.

3.9	Collins Licensees shall keep books and records accurately showing all Licensed Products manufactured, used and/or sold and Licensed Methods performed commercially under the terms of this Agreement. Such books and records shall be preserved for at least five (5) years from the date of the royalty payment to which they pertain and shall be open to inspection by representatives or agents of VYSIS at reasonable times and under reasonable conditions. All information contained in the Collins Licensees’ books and records shall be confidential and VYSIS will use the reports only for the purpose of monitoring payment of royalties.

4.	TERM AND TERMINATION

4.1	Unless otherwise terminated by operation of law or by acts of the parties in accordance with the terms of this Agreement, this Agreement shall be in force from June 22, 1999 and shall remain in effect for the life of the last-to-expire of the Collins Patents.

4.2	Any termination of this Agreement shall not affect the following:

(a)	A Collins Licensee’s obligations that have accrued prior to termination;

(b)	A Collins Licensee’s continuing obligation to indemnify VYSIS; and

(c)	VYSIS’ or a Collins Licensee’s continuing obligation to maintain the confidentiality of the terms of this Agreement and any confidential information received from another party pursuant to this Agreement.

4.3	If a Collins Licensee should violate or fail to perform any material term or covenant of this Agreement, VYSIS may give written notice of such default (“Notice of Default”) to the Collins Licensee. If the Collins Licensee should fail to take appropriate steps to cure such default within sixty (60) days of the effective date of such Notice of Default, VYSIS shall have the right to terminate the license and rights granted to the Collins Licensee hereunder by issuing a second written notice (Notice of Termination) to the Collins Licensee. Thereafter, the license and rights previously granted to the Collins Licensee shall terminate automatically on the effective date of the Notice of Termination. Such termination shall not relieve the terminated Collins Licensee of its obligation to pay any royalty or license fees owing at the time of termination and shall not impair any accrued right of VYSIS. Such termination shall not act to terminate the license and right granted hereunder to any other Collins Licensee, provided that, VYSIS may exercise its rights under this Paragraph 4.3 separately against any Collins Licensee who violates or fails to perform any material term or covenant of this Agreement.

4.4	GEN-PROBE or any other recipient of a license and rights pursuant to Paragraphs 2.4(a)-(d) may each terminate their respective license and rights (and any license which issues pursuant to those rights) upon written notice of termination to VYSIS. Thereafter, the license and rights previously granted to the applicable Collins Licensee shall terminate automatically on the effective date of the Notice of Termination. Such termination shall have no effect on the license and rights granted to any other Collins Licensee hereunder.

5.	LIMITED WARRANTY

5.1	VYSIS represents and warrants that it is the owner of the Collins Patents and has the lawful right to grant the license and rights granted hereunder.

5.2	GEN-PROBE represents and warrants that it has the right and authority to accept the rights and obligations provided herein for itself, the GEN-PROBE/CHIRON ALLIANCE and the GEN-PROBE/BAYER ALLIANCE.

5.3	The license and rights provided herein are provided WITHOUT WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER WARRANTY, EXPRESS OR IMPLIED. VYSIS MAKES NO REPRESENTATION OR WARRANTY THAT THE LICENSED PRODUCTS OR LICENSED METHODS WILL NOT INFRINGE ANY PATENT OR OTHER PROPRIETARY RIGHT.

5.4	IN NO EVENT WILL VYSIS BE LIABLE FOR ANY INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES RESULTING FROM GEN-PROBE’S OR A COLLINS LICENSEE’S EXERCISE OF THIS LICENSE OR ITS USE OF LICENSED PRODUCTS OR LICENSED METHODS.

6.	PATENT MARKING

6.1	GEN-PROBE agrees that GEN-PROBE and each Collins Licensee will mark all Licensed Products made, used or sold under the terms of this Agreement, or their containers, with the patent number or numbers of any applicable Collins Patent practiced thereby.

7.	NON-PARTY INFRINGEMENT

7.1	As used in this Article 7, the term Substantial Infringement shall mean alleged non-licensed infringement by a non-party brought to VYSIS’ attention by a Collins Licensee wherein such non-licensed infringement accounts for [...***...] of the total End User Net Commercial Sales for Licensed Product and Licensed Method in the United States or Europe.

7.2	In the event that a Collins Licensee hereunder believes that an unlicensed non-party to this Agreement is substantially infringing any issued patent within the Collins Patents, the Collins Licensee shall call this Substantial Infringement to VYSIS’ attention in writing and shall provide VYSIS with reasonable evidence of such non-licensed infringing activity and the substantiality of the non-licensed infringing activity by the non-party. However, the Collins Licensee will not notify the non-party infringer without first obtaining the consent of VYSIS. VYSIS agrees that it will use its best efforts to terminate such Substantial Infringement.

7.3	In the event the Substantial Infringement of the Collins Patents continues and VYSIS is unable to cause its termination, the Collins Licensee may request that VYSIS take legal action against the Substantial Infringement of the Collins Patents by the non-party. Any such request by a Collins Licensee shall be in writing and shall include reasonable evidence of such infringement and the damages such infringement is causing to the Collins Licensee. If VYSIS is unable to cause the termination of such Substantial Infringement within [...***...] of the effective date of the Collins Licensee’s request for same, VYSIS shall, at its discretion, commence litigation against the non-party infringer to cause the termination of the Substantial Infringement. [...***...]

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7.4	If VYSIS fails to initiate litigation to terminate such Substantial Infringement within [...***...] of the effective date of a Collins Licensee’s request for same, the Collins Licensee’s obligation to pay royalties on End User Net Commercial Sales of Licensed Product and Licensed Method in the affected country shall be suspended until such time as VYSIS has commenced such litigation or such Substantial Infringement has ceased.

7.5	VYSIS will maintain sole control of any such litigation for patent infringement, bear all expenses for such litigation, and retain all recoveries and damages awarded from such litigation as is initiated pursuant to Paragraph 7.3 above. However, the Collins Licensee requesting termination of the Substantial Infringement will provide reasonable cooperation to VYSIS in VYSIS’ litigation against such non-party infringer.

8.	[...***...]

9.	INDEMNIFICATION

9.1	Each Collins Licensee hereunder agrees to indemnify, hold harmless and defend VYSIS, its officers, employees and agents against any and all claims, suits, losses, damages, costs, fees, and expenses resulting from or arising out of the Collins Licensee’s exercise of the license and rights granted herein including any sale, manufacture or use of a Licensed Product or performance of a Licensed Method. This indemnification will include, but not be limited to, any product liability.

9.2	VYSIS shall promptly notify the appropriate Collins Licensee in writing of any claim which VYSIS believes it may have a right of indemnification under this Agreement.

9.3	VYSIS will provide reasonable cooperation to each Collins Licensee that is indemnifying and holding VYSIS harmless for a claim, suit, loss or damage pursuant to Paragraph 9.1.

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10.	NOTICES

10.1	Any notice or payment required to be given to either party shall be deemed to have been properly given and to be effective (a) on the date of delivery if delivered in person or (b) five (5) days after mailing by first-class certified mail, postage paid, to the respective addresses identified below, or to such other address as the applicable party shall designate by written notice to the other party.

If to VYSIS:
VYSIS, INC.
3100 Woodcreek Drive
Downers Grove, IL 60515

Attention: Patent Counsel

If to GEN-PROBE:
GEN-PROBE INCORPORATED
10210 Genetic Center Drive
San Diego, CA 92121

Attention: Vice President, Intellectual Property

If to the GEN-PROBE/CHIRON ALLIANCE:

GEN-PROBE INCORPORATED
10210 Genetic Center Drive
San Diego, CA 92121

Attention: Vice President, Intellectual Property

and

CHIRON CORPORATION
4560 Horton Street
Emeryville, California 94608

Attention: General Counsel

If to the GEN-PROBE/BAYER ALLIANCE:

GEN-PROBE INCORPORATED
10210 Genetic Center Drive
San Diego, CA 92121

Attention: Vice President, Intellectual Property

and

BAYER CORPORATION

5260 Horton Street
Emeryville, CA 94608-2916

Attention: VP, NAD Partner Management

11.	ASSIGNMENT

11.1	This Agreement is binding upon and shall inure to the benefit of VYSIS, it successors and assigns, but shall be personal to GEN-PROBE, the GEN-PROBE/CHIRON ALLIANCE and the GEN-PROBE/BAYER ALLIANCE and personal relative to subsequent GEN-PROBE Core Licensees. The applicable license and rights and options granted herein to GEN-PROBE, the GEN-PROBE/CHIRON ALLIANCE, the GEN-PROBE/BAYER ALLIANCE and to subsequent GEN-PROBE Core Licensees are not assignable by them except to:

(a)	A bona fide purchaser of all or substantially all of the business of the seller to which the license and rights pertain, provided that such bona fide purchaser agrees to the terms and conditions of this Agreement; and

(b)	A wholly-owned affiliate of GEN-PROBE, the GEN-PROBE/CHIRON ALLIANCE, the GEN-PROBE/BAYER ALLIANCE, or the GEN-PROBE Core Licensee as the case may be.

12.	GOVERNING LAW

12.1	This Agreement is made in partial fulfillment of and reflects terms specified in a Definitive Agreement and Release entered into by the parties in settlement of litigation in the United States District Court for the Southern District of California in the matter Gen-Probe, Incorporated v. Amoco Corp., et al. (Case No. 95-CV-998-J(BTM)). The Agreement and its construction are subject to the laws of the state of California with the exception of any choice of law provisions which would direct the application of another state’s laws. The Agreement and its construction are further subject to the continuing jurisdiction of the United States District Court for the Southern District of California.

13.	CONFIDENTIALITY

13.1	Except as required by law, the terms of this Agreement and all information produced hereunder and designated as confidential by the producing party shall be considered as confidential information of the producing party and the party receiving such information shall use the same care to protect such information as it uses to protect its own information of like kind.

14.	MISCELLANEOUS

14.1	No amendment or modification hereof shall be valid or binding upon the parties unless made in writing and signed by an authorized representative on behalf of each party hereto.

14.2	This Agreement embodies provisions of a Definitive Agreement and Release entered into concurrently herewith by the parties in the matter Gen-Probe, Incorporated v. Amoco Corp., et al. (Case No. 95-CV-998-J(BTM)) in the United States District Court for the Southern District of California and such other understandings as are included herein. This Agreement and the Definitive Agreement and Release embody the entire understanding of the parties and shall supercede all previous communications, representations or understandings either oral or written, between the parties relating to the subject matter hereof.

14.3	In case any of the provisions contained in this Agreement shall be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions hereof and this Agreement shall be construed as if such invalid or illegal or unenforceable provisions had never been contained herein.

14.4	CHIRON, BAYER, BIOMERIEUX, and GEN-PROBE Core Licensees are third party beneficiaries of this Agreement as set forth above.

               In Witness Whereof VYSIS and GEN-PROBE have executed this Agreement, in duplicate originals, by their respective officers hereunto duly authorized, on the day and year written below.

VYSIS, INC.	GEN-PROBE INCORPORATED

By: /s/ John L. Bishop	By: /s/ Henry L. Nordhoff

Title: President and CEO	Title: President and Chief Exec. Officer
Date: 8/10/99	Date: August 10, 1999

Exhibit 1

Schedule of Collins Patents*

1)	Target And Background Capture Methods And Apparatus For Affinity Assays by Collins

Country	Applcn. No.	Status/Pat. No.
European	87309308.2		0265244
France	87309308.2		0265244
Germany	87309308.2	P	3781860.0
Italy	87309308.2		0265244
United Kingdom	87309308.2		0265244
Japan	268030/87	Pending
Japan	104339/99	Pending
USA	08/236,877		5,780,224

2)	Target And Background Capture Methods With Amplification For Affinity Assays by Collins, et al.

Country	Applcn. No.	Status/Pat. No.
European	88312135.2		0328829
France	88312135.2		0328829
Germany	88312135.2	P	3854470.9
Italy	88312135.2		0328829
United Kingdom	88312135.2		0328829
Japan	323183/88		2817926
USA	08/238,080		5,750,338

*	Abandoned Applications/Patents Are Not Identified

3)	Closed Vessel For Isolating Target Molecules And For Performing Amplification by Neri, et al.

Country	Applcn. No.	Status/Pat. No.
USA	08/622,491	5,714,380

4)	Methods And Composition For Preventing Interference With Affinity Capture Schemes by Collins, et al.

Country	Applcn. No.	Status/Pat. No.
European	90905780.4	0481999
France	90905780.4	0481999
Germany	90905780.4	69031121.4
Italy	90905780.4	0481999
United Kingdom	90905780.4	0481999
Japan	505451/90	Pending
USA	07/976,678	5,457,025

Exhibit B

Amendment to Collins License

AMENDMENT TO
NONEXCLUSIVE LICENSE AGREEMENT
UNDER VYSIS’ COLLINS PATENTS

               This Amendment (the “Amendment”) to the Nonexclusive License Agreement dated June 22, 1999 (the “Collins License”) by and between Gen-Probe Incorporated, a Delaware corporation having its principal place of business in San Diego, CA (“Gen-Probe”), and Vysis, Inc., a Delaware corporation having its principal place of business in Downers Grove, IL (“Vysis”), is entered into as of September 17, 2004. Capitalized terms used but not otherwise defined in this Amendment shall have the meanings given such terms in the Collins License.

               Whereas, the parties have entered into a Settlement Agreement dated September 17, 2004 (the “Settlement Agreement”); and

               Whereas, as contemplated by the Settlement Agreement, the parties wish to amend certain provisions of the Collins License, subject to the terms and conditions set forth herein.

               Now, Therefore, in consideration of the foregoing premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Royalties. With respect to sales of Licensed Products and Licensed Methods invoiced on or before September 30, 2004, Gen-Probe shall pay to Vysis a [...***...] on [...***...] at the [...***...] of the [...***...] and otherwise in accordance with [...***...]. Except as set forth in the preceding sentence, no further royalties will be payable by Gen-Probe under the Agreement.

2. Fully-Paid Licenses. Subject to Gen-Probe’s payment in full of the amount specified in Section 1(b) of the Settlement Agreement, Vysis hereby grants to each of Gen-Probe, the GEN-PROBE/CHIRON ALLIANCE and the GEN-PROBE/BAYER ALLIANCE the following licenses:

     (a) effective as of October 1, 2004, a non-exclusive, worldwide, fully-paid, royalty-free license, without the right to sublicense, under the Collins Patents to make, have made, use, sell, have sold, offer for sale and import Licensed Products and practice Licensed Methods in the field of infectious disease nucleic acid testing (the “Current Field”); and

     (b) effective as of January 1, 2005, a non-exclusive, worldwide, fully-paid, royalty-free license, without the right to sublicense, under the Collins Patents to make, have made, use, sell, have sold, offer for sale and import Licensed Products and practice Licensed Methods in all additional fields beyond the Current Field;

***Confidential Treatment Requested

provided, however, that: (i) the GEN-PROBE/CHIRON ALLIANCE’s licenses under the preceding paragraphs (a) and (b) are granted solely for purposes of the blood screening aspects of the GEN-PROBE/CHIRON ALLIANCE; and (ii) the GEN-PROBE/BAYER ALLIANCE’s licenses under the preceding paragraphs (a) and (b) are granted solely for purposes of the infectious diseases aspects of the GEN-PROBE/BAYER ALLIANCE but excluding blood screening.

Each of the foregoing licenses shall continue in full force and effect until the date of expiration of the last to expire of the Collins Patents. The foregoing licenses shall be subject to the terms of the Agreement, excluding Paragraph 3 thereof. Without limiting the generality of the foregoing, the right to sell Licensed Products granted under paragraphs (a) and (b) above shall extend to distributors of Gen-Probe, the GEN-PROBE/CHIRON ALLIANCE and the GEN-PROBE/BAYER ALLIANCE relative to their distribution of Licensed Products with no obligation by the distributors to pay royalties.

3. Third Party Beneficiaries. CHIRON and BAYER are third party beneficiaries of this Amendment as set forth above.

4. Entire Agreement. The Collins License, as amended by this Amendment, and the Settlement Agreement embody the entire understanding of the parties and shall supersede all previous communications, representations and understandings, whether oral, written or otherwise, between the parties relating to the subject matter hereof. Except as specifically amended by this Amendment, the terms and conditions of the Collins License shall remain in full force and effect.

5. Governing Law. This Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of California, excluding its conflicts of laws principles.

6. Counterparts. This Amendment may be executed in two counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     In Witness Whereof, the parties hereto have caused this Amendment to be executed by their duly authorized officers as of the date first above written.

Gen-Probe Incorporated	Vysis, Inc.

By: /s/ Henry L. Nordhoff	By: /s/ Edward Michael

Name: Henry L. Nordhoff	Name: Edward Michael
Title: President & CEO	Title: President

Exhibit C

Stipulations

SUPERIOR COURT OF THE STATE OF CALIFORNIA

IN AND FOR THE COUNTY OF SAN DIEGO

GEN-PROBE INCORPORATED,	Case No. GIC794835

Plaintiff,	Stipulation Regarding Dismissal
of Action with Prejudice;
v.	Proposed Order Thereon

VYSIS, INC.,	Honorable Janis Sammartino

Defendant.	Trial Date: None Set

     IT IS STIPULATED by the parties, through their undersigned counsel, that this action shall be dismissed with prejudice, each party to bear its own costs.

Dated: September 17, 2004	STEPHEN P. SWINTON
COOLEY GODWARD LLP

R. WILLIAM BOWEN, JR.
GEN-PROBE INCORPORATED

	By:	/s/ Stephen P. Swinton

Stephen P. Swinton
R. William Bowen, Jr.

Attorneys for Plaintiff Gen-Probe Incorporated

GIC794835

1.

Dated: September 17, 2004	JEFFREY I. WEINBERGER
TED G. DANE
MUNGER, TOLLES & OLSON LLP

	By:	/s/ Jeffrey I. Weinberger

Jeffrey I. Weinberger
Ted G. Dane

Attorneys for Defendant
Vysis, Inc.

ORDER

IT IS SO ORDERED.

Dated: September 22, 2004	/s/ Janis Sammartino

Janis Sammartino
SUPERIOR COURT JUDGE

GIC794835

2.

UNITED STATES DISTRICT COURT

SOUTHERN DISTRICT OF CALIFORNIA

GEN-PROBE INCORPORATED,	Case No. 02 CV 2081 H (AJB)

Plaintiff,	Stipulation Regarding Dismissal
of Action with Prejudice;
v.	Proposed Order Thereon

VYSIS, INC.,	Honorable Marilyn L. Huff

Defendant.

     IT IS STIPULATED by the parties, through their undersigned counsel, that this action shall be dismissed with prejudice, each party to bear its own costs.

Dated: September 17, 2004		STEPHEN P. SWINTON
COOLEY GODWARD LLP

R. WILLIAM BOWEN, JR.
GEN-PROBE INCORPORATED

	By:	/s/ Stephen P. Swinton

Stephen P. Swinton
R. William Bowen, Jr.

Attorneys for Plaintiff
Gen-Probe Incorporated

02 CV 2081 H (AJB)

1.

Dated: September 17, 2004	JEFFREY I. WEINBERGER
TED G. DANE
MUNGER, TOLLES & OLSON LLP

	By:	/s/ Jeffrey I. Weinberger

Jeffrey I. Weinberger
Ted G. Dane

Attorneys for Defendant
Vysis, Inc.

ORDER

IT IS SO ORDERED.

Dated: 9/22/04	/s/ Marilyn L. Huff

Marilyn L. Huff, Chief Judge
UNITED STATES DISTRICT JUDGE

02 CV 2081 H (AJB)

2.

UNITED STATES DISTRICT COURT

SOUTHERN DISTRICT OF CALIFORNIA

GEN-PROBE INCORPORATED,	Case No. 99 CV 2668 H(AJB)

Plaintiff,	Stipulation Regarding Dismissal
of Action with Prejudice;
v.	Proposed Order Thereon

VYSIS, INC.,	Honorable Marilyn L. Huff

Defendant.

     IT IS STIPULATED by the parties, through their undersigned counsel, that this action shall be dismissed with prejudice, each party to bear its own costs.

Dated: September 17, 2004		STEPHEN P. SWINTON
COOLEY GODWARD LLP

R. WILLIAM BOWEN, JR.
GEN-PROBE INCORPORATED

	By:	/s/ Stephen P. Swinton

Stephen P. Swinton
R. William Bowen, Jr.

Attorneys for Plaintiff
Gen-Probe Incorporated

99 CV 2668 H(AJB)

1.

Dated: September 17, 2004	JEFFREY I. WEINBERGER
TED G. DANE
MUNGER, TOLLES & OLSON LLP

	By:	/s/ Jeffrey I. Weinberger

Jeffrey I. Weinberger
Ted G. Dane

Attorneys for Defendant
Vysis, Inc.

ORDER

IT IS SO ORDERED.

Dated: September 22, 2004	/s/ Marilyn L. Huff

Marilyn L. Huff, Chief Judge
UNITED STATES DISTRICT JUDGE

99 CV 2668 H(AJB)

2.

UNITED STATES DISTRICT COURT

SOUTHERN DISTRICT OF CALIFORNIA

GEN-PROBE INCORPORATED,	Case No. 02 CV 1076 H (AJB)

Plaintiff,	Stipulation Regarding Dismissal
of Action with Prejudice;
v.	Proposed Order Thereon

VYSIS, INC.,	Honorable Marilyn L. Huff

Defendant.

     IT IS STIPULATED by the parties, through their undersigned counsel, that this action shall be dismissed with prejudice, each party to bear its own costs.

Dated: September 17, 2004		STEPHEN P. SWINTON
COOLEY GODWARD LLP

R. WILLIAM BOWEN, JR.
GEN-PROBE INCORPORATED

	By:	/s/ Stephen P. Swinton

Stephen P. Swinton
R. William Bowen, Jr.

Attorneys for Plaintiff
Gen-Probe Incorporated

02 CV 1076 H (AJB)

1.

Dated: September 17, 2004	JEFFREY I. WEINBERGER
TED G. DANE
MUNGER, TOLLES & OLSON LLP

	By:	/s/ Jeffrey I. Weinberger

Jeffrey I. Weinberger
Ted G. Dane

Attorneys for Defendant
Vysis, Inc.

ORDER

IT IS SO ORDERED.

Dated: 9/22/04	/s/ Marilyn L. Huff

Marilyn L. Huff, Chief Judge
UNITED STATES DISTRICT JUDGE

02 CV 1076 H (AJB)

2.